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                                                                     EXHIBIT 5.2


                     [Letterhead of Matria Healthcare, Inc.]


August 13, 2001

Matria Healthcare, Inc.
1850 Parkway Place, 12th Floor
Marietta, Georgia  30067

Ladies and Gentlemen:

         This opinion letter is being rendered to you in my capacity as general counsel of Matria Healthcare, Inc., a Delaware corporation (the "Company") and each of the Other Subsidiaries (as defined below), in connection with the Company's offer to exchange (the "Exchange Offer") $122,000,000 in aggregate principal amount of its 11% Series B Senior Notes due 2008 (the "Exchange Notes"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 11% Senior Notes due 2008, (the "Old Notes"), as described in the Registration Statement on Form S-4 relating to the Exchange Offer (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission. The Exchange Notes will be guaranteed by each of the corporations and limited liability companies listed on the Annex hereto, each of which is organized under the laws of the United States of America (collectively, the "Other Guarantors").

         The Old Notes were issued, and the Exchange Notes are proposed to be issued, pursuant to an indenture dated as of July 9, 2001 (the "Indenture"), by and between the Company and Wells Fargo Bank Minnesota, National Association (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Indenture is an exhibit to the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretive Standards (whether or not expressly set forth herein) are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein or in the Indenture shall have the meanings assigned to such terms in the Interpretive Standards. In the event of a conflict in the definitions of such capitalized terms appearing in both the Interpretive Standards and the Indenture, the definitions appearing in the Indenture shall be applicable to this opinion letter.

         In connection with the opinions expressed in this letter, I have reviewed the Registration Statement and the related Prospectus and the Indenture (including the form of Exchange Notes
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and Notation of Guarantee related thereto). I also have investigated such questions of law and examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents and records, in each case as I have deemed necessary or appropriate for the purpose of expressing the opinions set forth herein. As to matters of fact material to this opinion, I have obtained and relied, without further independent investigation, upon such certificates and assurances from public officials as I have deemed necessary.

         In rendering the opinions expressed herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Other Guarantors and such agreements, instruments, certificates of public officials, certificates of officers of the Company and the Other Guarantors and such other documents as I have deemed necessary or appropriate for the purpose of this opinion, including the following: (a) copies of the certificates or articles of incorporation, each as amended as of the date hereof, of the Company and those Other Guarantors that are corporations; (b) copies of the by-laws, each as amended as of the date hereof, of the Company and those Other Guarantors that are corporations; (c) copies of limited liability company agreements, each as amended as of the date hereof, of those Other Guarantors that are limited liability companies; (d) records of corporate or other proceedings of the Company and the Other Guarantors relating to the authorization of the execution and delivery of the Indenture, and the authorization of the issuance thereunder of the Old Notes and the Exchange Notes; and (e) an executed counterpart of the Indenture (including the form of Notes contained therein).

         In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the genuineness of all signatures, the competency of all individuals signing all instruments presented to me and the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all documents examined. I have further assumed that (i) all parties to the foregoing documents (other than the Company and the Other Guarantors) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform their respective obligations under such documents,
(ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (other than the Company and the Other Guarantors), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto (other than the Company and the Other Guarantors) enforceable against such party in accordance with its terms.

         Based upon and subject to the foregoing and other limitations and qualifications stated herein, I am of the opinion that:

                  (i) the Exchange Notes and the Notations of Guarantee related thereto have been duly authorized by the Company and each of the Other Guarantors, respectively, and, when executed by the Company and each of the Other Guarantors, respectively, and duly authenticated by the Trustee and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, if, notwithstanding the contrary governing
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         law provision in the Indenture, the Exchange Notes and the Notations of
         Guarantee related thereto were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), the Exchange Notes and the Notations of Guarantee related thereto would constitute legal, valid and binding obligations of the Company and each of the Other Guarantors, respectively, enforceable against the Company and each of the Other Guarantors, respectively, in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles, to the possible unenforceability of certain provisions purporting to waive certain rights of the Company and Other Guarantors and to the discretion of the court before which any proceedings therefor may be brought; and

                  (ii) the Indenture has been duly authorized, executed and delivered by the Company and each of the Other Guarantors and, assuming due execution and delivery thereof by the Trustee, if, notwithstanding the contrary governing law provision in the Indenture, the Indenture were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), the Indenture would constitute a legal, valid and binding obligation of the Company and each of the Other Guarantors, enforceable against the Company and each of the Other Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles, to the possible unenforceability of certain provisions purporting to waive certain rights of the Company and Other Guarantors and to the discretion of the court before which any proceedings therefor may be brought.

         I am a member of the Bar of the State of Georgia and I do not purport to express an opinion on any laws other than those of the United States of America, the State of Georgia, the General Corporation Law of the State of Delaware and the laws of Delaware applicable to execution and delivery of agreements and other instruments. For the purposes of giving these opinions, I have assumed that the laws of California, Florida and New York are the same as the laws of Georgia.

         The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur. This opinion may not be furnished to, or relied upon, by any person or entity for any purpose without my prior written consent.

         I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus that is included in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

         Very truly yours,



         /s/ Roberta McCaw
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ANNEX

                                                                                            JURISDICTION OF
                                                                                            INCORPORATION
GUARANTOR                                                                                   ---------------
-------------------------------------------------------------------------------
Clinical-Management Systems, Inc.                                                           Georgia

Gainor Medical International, LLC                                                           Georgia

Gainor Medical Direct, LLC                                                                  Georgia

A. R. Medical Supplies, Inc.                                                                Florida

Matria of New York, Inc.                                                                    New York

National Reproductive Medical Centers, Inc.                                                 Delaware

Infertility Management Services, Inc.                                                       Delaware

PFCC Liquidation Corp. (formerly Pacific Fertility Centers of California, Inc.)             California

PFPC Liquidation Corp. (formerly Pacific Fertility Parenting Center, Inc.)                  California

PFMG Liquidation Corp. (formerly Pacific Fertility Medical Group, Inc.)                     California

Q Liquidation Corp. (formerly Quality Diagnostic Services, Inc.)                            Delaware

Shared Care, Inc.                                                                           Georgia